Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

American Spectrum Realty, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated March 31, 2010, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

Hein & Associates, LLP
Houston, Texas

March 30, 2011